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                                                                   Exhibit 10.41

     THIS EXCHANGE AGREEMENT (this "Agreement"), dated as of November 24, 1998, by and between Outlook Sports Technology, Inc., a Delaware corporation ("Outlook"), and the individual whose signature is set forth on the signature page hereto ("Offeree"),

                                WITNESSETH THAT:

     WHEREAS, Outlook plans to make an initial public offering (the "Offering") of shares of its Class A Common Stock, $.01 par value per share ("Class A Common Stock"), and Redeemable Class A Common Stock Purchase Warrants ("Warrants");

     WHEREAS, Outlook has been informed by its underwriters that the substantial amount of its debt (the "Bridge Debt") owed to its existing investors (the "Bridge Debt Investors") will, as a practical matter, make it difficult or impossible to consummate the Offering;

     WHEREAS, Outlook's obligation to repay $6,062,500 of the Bridge Debt has matured and Outlook's payments to the purchasers of such portion of the Bridge Debt are currently past due;

     WHEREAS, Outlook wishes to convert the Bridge Debt into shares of Class A Common Stock and Warrants to be held by the current Bridge Debt Investors; and

     WHEREAS, the undersigned has indicated a desire to convert its portion of the Bridge Debt to equity in such manner;

     NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

     1. THE EXCHANGE. Upon execution of this Agreement by Offeree and Outlook, the entire principal amount together with accrued interest of the Bridge Debt held by Offeree, including all notes received by Offeree in all private placements of Outlook in which Offeree participated, will be converted (the "Exchange") as follows: for every five dollars of the principal amount and interest of Bridge Debt, Offeree will receive one share of Class A Common Stock and one Warrant to purchase one share of Class A Common Stock, which warrant will be substantially in the form attached hereto as EXHIBIT A (the "Warrant").

     2. DELIVERY OF DEBT INSTRUMENTS BY OFFEREE. Upon execution of this Agreement, Offeree will immediately return to Outlook's counsel in the enclosed FedEx envelope all notes that Offeree has received from Outlook as payment for all loans made by Offeree in all the private placements in which Offeree participated (the "Debt Instruments").

     3. DELIVERY OF STOCK CERTIFICATES AND WARRANTS BY OUTLOOK. As promptly as practicable upon receipt by Outlook of all Debt Instruments held by Offeree prior to its execution of this Agreement, Outlook will deliver to Offeree a Class A Common Stock certificate and a Warrant registered in the name of Offeree and representing the number of shares of Class A Common

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Stock and Warrants equivalent to the total principal amount and accrued interest of the Bridge Debt held by Offeree divided by five; PROVIDED, HOWEVER, that if any law or regulation or order of the Securities and Exchange Commission or any other body having jurisdiction in the premises shall require Outlook or Offeree to take any action in connection with the shares of Class A Common Stock and Warrants then being exchanged, the date for the delivery of such certificate and Warrant shall be extended for the period necessary to take and complete such action. Outlook may imprint upon said certificate the legends contemplated by
Section 6 herein or such other legends as counsel for Outlook may consider appropriate. Delivery by Outlook of such certificate and Warrant shall be deemed effected for all purposes when Outlook or a stock transfer agent of Outlook shall have deposited such certificate and Warrant in the United States mail, addressed to Offeree, at the address specified in this Agreement. Outlook will pay all fees or expenses necessarily incurred by Outlook in connection with the issuance and delivery of such certificate and Warrant.

     4. OUTLOOK'S REPRESENTATIONS. Outlook represents to Offeree as follows:

          a. Outlook is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to (i) own, lease and operate its properties and to carry on its business as now being conducted, and (ii) to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and where failure to so qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company.

          b. This Agreement has been duly and validly authorized, executed and delivered by Outlook and this Agreement is the valid and binding agreement of Outlook enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

          c. Outlook will reserve and keep available, out of shares of its authorized and unissued Class A Common Stock or shares of Class A Common Stock held in treasury, a sufficient number of shares of its Common Stock to satisfy the requirements of this Agreement.

          d. All shares of Class A Common Stock agreed to be issued pursuant to this Agreement will, upon issuance, be duly and validly issued, fully paid and non-assessable.

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     5. OFFEREE'S REPRESENTATIONS. Offeree represents to Outlook as follows:

          a. Offeree's status as an "accredited investor," as that term was defined in the Subscription Agreements signed by Offeree in connection with all bridge loans previously made by Offeree, has not changed.

          b. Offeree has received and reviewed carefully the letter from Jim Dodrill (the "Dodrill Letter") (enclosed herewith) and Outlook's Preliminary Prospectus (enclosed herewith), including all risk factors therein.

          c. Offeree understands that its participation in the Exchange will result in the subordination of its interest as a creditor of Outlook to the interests of all holders of Outlook's debt, including to those Bridge Debt Investors who choose not to participate in the Exchange. Offeree further understands that, in the event Outlook seeks bankruptcy or other similar protection, Offeree's participation in the Exchange will adversely impact its rights as a creditor as compared to its current rights as a Bridge Debt Investor.

          d. Offeree understands that there is no minimum number of participants in the Exchange. Outlook will accept all Bridge Debt that agrees to participate in the Exchange. There can be no assurance that a sufficient aggregate principal amount of Bridge Debt will be exchanged to permit the Offering.

          e. Offeree understands that if Outlook is not able to convert a sufficient aggregate principal amount of Bridge Debt, Outlook may be unable to consummate the Offering in which event Outlook may have to seek protection under the bankruptcy laws, in which case Offeree should not expect any payment on its securities.

          f. Offeree understands that Bridge Debt Investors who choose not to participate in the Exchange will have greater rights in a bankruptcy proceeding or liquidation of Outlook than Bridge Debt Investors who participate.

          g. Offeree understands that although Outlook intends to pursue the Offering, there can be no assurance that it will be successful. If it is not successful, it may have to seek protection under the bankruptcy laws (see Risk Factors set forth in the Preliminary Prospectus enclosed herewith).

          h. Offeree has had an opportunity to ask questions of and receive answers from Outlook concerning Outlook and all other matters pertinent to the Exchange, and all such questions have been answered to the full satisfaction of Offeree. Offeree has been given access to Outlook's books and records and all other documents and information that Offeree has requested relating to the Exchange.

          i. Except as set forth herein, no representations or warranties have been made to Offeree by Outlook or any agent, employee or affiliate thereof, and no oral or written information furnished to Offeree or its advisors, if any, was in any way inconsistent with this Agreement, the

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Dodrill Letter and the Preliminary Prospectus. In entering into this transaction, the undersigned is not relying upon any information other than that contained in these three documents and the results of the undersigned's own investigation.

     6. OUTLOOK'S COVENANT. Outlook will file and use its best efforts to go effective on a concurrent registration of the Class A Common Stock and Warrants received by Offeree in the Exchange.

     7. OFFEREE'S COVENANT. Offeree agrees that for a period of twelve months following the closing of the Offering, Offeree will not sell, transfer, assign, hypothecate, pledge or otherwise dispose of any beneficial interest in (either pursuant to Rule 144 or the regulations under the Securities Act of 1933, as amended, or otherwise) the Warrants and 50% of the Class A Common Stock received by Offeree in the Exchange. In addition, Offeree agrees that for a period of six months following the closing of the Offering, Offeree will not sell, transfer, assign, hypothecate, pledge or otherwise dispose of any beneficial interest in (either pursuant to Rule 144 or the regulations under the Securities Act of 1933, as amended, or otherwise) the remaining 50% of the Class A Common Stock received by Offeree in the Exchange. Offeree understands and agrees that Outlook will place legends in substantially the following form on all certificates for shares of Class A Common Stock issued pursuant to this Agreement.

          The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the provisions of any applicable state securities laws, and may not be sold, pledged, hypothecated or otherwise transferred unless (i) a registration statement with respect thereto is effective under the Securities Act or (ii) the Company has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

          The securities represented hereby are subject to a lock-up agreement set forth in an Exchange Agreement, dated November 24, 1998.

     8. MISCELLANEOUS.

          a. This Agreement shall be governed by and interpreted in accordance with the laws of Delaware.

          b. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

          c. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

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          d. If any provision of this Agreement shall be invalid or
unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in any other jurisdiction.

          e. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.

          f. This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, with respect thereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


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                                      Offeree

                                      Name:
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                                      Address:
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                                      OUTLOOK SPORTS TECHNOLOGY, INC.

                                      By:
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                                      Name:
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                                      Title:
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